Audiovox Signs Non-Binding Term Sheet

HAUPPAUGE, N.Y., Jan. 6, 2011 /PRNewswire via COMTEX/ --

Audiovox Corporation (Nasdaq: VOXX), announced today that it has recently signed a non-binding term sheet to purchase all of the shares of Klipsch Group Inc. and its worldwide subsidiaries ("Klipsch"). Klipsch is a leading, global provider of premium, high performance speakers sold through retail and installation channels. The transaction is subject to a number of contingencies, including satisfactory completion of due diligence, negotiation and signing of definitive agreements and requisite approvals.

Audiovox expects to finance this transaction through a combination of cash and a committed credit facility. Additional terms of the transaction were not disclosed. There can be no assurances that this, or any other transaction, will be completed or as to any terms that may be negotiated. Audiovox has retained Wells Fargo Securities LLC as its financial advisor in the proposed transaction.

Patrick Lavelle, President and CEO of Audiovox Corporation stated, "We have been actively pursuing acquisition opportunities that will grow the Company and improve our financial performance. The Klipsch brand is world-renowned and we believe Audiovox shareholders will benefit from the value of their unique market position, diversified customer base in home and professional channels, and their ongoing commitment to innovation."

About Audiovox

Audiovox (Nasdaq: VOXX) is a recognized leader in the marketing of automotive entertainment, vehicle security and remote start systems, consumer electronics products and consumer electronics accessories. The company is number one in mobile video and places in the top ten of almost every category that it sells. Among the lines marketed by Audiovox are its mobile electronics products including mobile video systems, auto sound systems including satellite radio, vehicle security and remote start systems; consumer electronics products such as MP3 players, digital camcorders, DVRs, Internet radios, clock radios, portable DVD players, multimedia products like digital picture frames and home and portable stereos; consumer electronics accessories such as indoor/outdoor antennas, connectivity products, headphones, speakers, wireless solutions, remote controls, power & surge protectors and media cleaning & storage devices; Energizer(R)-branded products for rechargeable batteries and battery packs for camcorders, cordless phones, digital cameras and DVD players, as well as for power supply systems, automatic voltage regulators and surge protectors. The company markets its products through an extensive distribution network that includes power retailers, 12-volt specialists, mass merchandisers and an OE sales group. The company markets products under the Audiovox, RCA, Jensen, Acoustic Research, Energizer, Advent, Code Alarm, TERK, Prestige and SURFACE brands. For additional information, visit our Web site at www.audiovox.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the accessories business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2010.

Company Contact:

GW Communications

Glenn Wiener, President

Tel: 212-786-6011

Email: gwiener@GWCco.com

SOURCE Audiovox Corporation